UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2020

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Norwegian Cruise Line Holdings Ltd., through its subsidiaries, NCL Corporation Ltd. (“NCLC”) and Voyager Vessel Company, LLC are parties to an $875 million revolving credit facility, dated as of January 2, 2019 and maturing on January 2, 2024, with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and as collateral agent, and certain other lenders party thereto (the “Fourth Amended and Restated Credit Agreement”), and NCLC and Norwegian Epic, Ltd. are parties to a $675 million revolving credit facility, dated as of March 5, 2020 and maturing on March 4, 2021, with JPM, as administrative agent and as collateral agent, and certain other lenders party thereto (the “Norwegian Epic Credit Agreement”).

Beginning on March 12, 2020, NCLC borrowed under both the Fourth Amended and Restated Credit Agreement and the Norwegian Epic Credit Agreement the full amount of $1.55 billion.

NCLC borrowed under the Fourth Amended and Restated Credit Agreement and the Norwegian Epic Credit Agreement as a precautionary measure in order to increase its cash position and facilitate financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the Fourth Amended and Restated Credit Agreement and the Norwegian Epic Credit Agreement borrowings are currently being held on NCLC’s balance sheet. In accordance with the terms of the Fourth Amended and Restated Credit Agreement and the Norwegian Epic Credit Agreement, the proceeds from the borrowings may be used for working capital, general corporate or other purposes permitted by the facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2020	NCL CORPORATION LTD.

	By:	/s/Mark A. Kempa
Mark A. Kempa
Executive Vice President and Chief Financial Officer